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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Zebra Technologies Corporation (the "Company") on Form 10-K for the period that ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward L. Kaplan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: February 26, 2003	By:	/s/ Edward L. Kaplan Edward L. Kaplan Chief Executive Officer

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  Exhibit 99.1